                                                                    Exhibit j(3)


                               CONSENT OF COUNSEL

                         AIM INVESTMENT SECURITIES FUNDS


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for (i) the retail classes of shares of the nine series portfolios of AIM Investment Securities Funds (the "Trust") and (ii) the Institutional Class shares of AIM Limited Maturity Treasury Fund, a series portfolio of the Trust, which are included in Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-39519), and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-5686), on Form N-1A of AIM Investment Securities Funds.

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
October 27, 2003